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                                    Exhibit A
                              UCI Board of Trustees

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     Name                             Present Occupation                         Residence or Business
     ----                             ------------------                         ---------------------
                                                                                        Address
                                                                                        --------
Robert J. Bartel                        Professor                               1350 King College Road
                                        King College                            Bristol, Tennessee 37620

Aldo Albert Modena                      Retired                                 4 Windsor Circle Drive
                                                                                Bluefield, VA 24605
Robert Henkel Spilman                   Retired                                 P. O. Box 880
                                                                                Bassett, VA 24055
Timothy Jackson Sullivan                President, College of William           Office of the President
                                        and Mary, Williamsburg, VA              College of William and Mary
                                                                                Williamsburg, VA 23185
Charles W. Sydnor, Jr., Ph.D.           President & CEO, Central                Central Virginia Educational
                                        Virginia Educational                    Telecommunications, Inc.
                                        Telecommunications, Inc.                23 Sesame Street
                                                                                Richmond, VA 23235
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